LAZARD REPORTS THIRD-QUARTER AND NINE-MONTH 2024 RESULTS
•Firm-wide adjusted net revenue increased 24% year-to-date
•Financial Advisory adjusted net revenue increased 39% year-to-date
•Asset Management AUM increased 8% from last year

NEW YORK, October 31, 2024 – Lazard, Inc. (NYSE: LAZ) today reported net revenue of $785 million and adjusted net revenue1 of $646 million for the quarter ended September 30, 2024. For the first nine months of 2024, Lazard reported net revenue of $2,235 million and adjusted net revenue1 of $2,077 million.

On a U.S. GAAP basis, Lazard reported third-quarter 2024 net income of $108 million or $1.02 per share, diluted. For the first nine months of 2024, net income was $194 million or $1.88 per share, diluted. For the third quarter of 2024, adjusted net income1 was $40 million or $0.38 per share, diluted. For the first nine months of 2024, adjusted net income1 was $159 million or $1.54 per share, diluted.

“Lazard’s growth strategy continues to gain momentum, with Financial Advisory revenue up 39 percent for the first nine months of this year, 16 new Managing Directors hired year-to-date and our work with private capital expanding,” said Peter R. Orszag, Chief Executive Officer, Lazard. “Asset Management delivered another solid quarter, providing a durable source of revenue for the firm, with assets under management increasing more than 8 percent from a year ago. Lazard’s unique insights into business and geopolitical issues continue to position us well to serve clients and deliver long-term shareholder value.”

(Selected results, $ in millions,	Three Months Ended			Nine Months Ended
except per share data and AUM)	September 30,			September 30,
U.S. GAAP Financial Measures	2024	2023	%'24-'23	2024	2023	% '24-'23
Net Revenue	$785	$524	50%	$2,235	$1,709	31%
Financial Advisory	$371	$266	39%	$1,236	$896	38%
Asset Management	$294	$285	3%	$875	$857	2%

Net Income (Loss)	$108	$7	NM	$194	($139)	NM
Per share, diluted	$1.02	$0.06	NM	$1.88	($1.60)	NM

Adjusted Financial Measures[1]
Net Revenue	$646	$532	21%	$2,077	$1,679	24%
Financial Advisory	$369	$261	41%	$1,223	$879	39%
Asset Management	$272	$262	4%	$813	$794	2%

Net Income	$40	$10	NM	$159	$10	NM
Per share, diluted	$0.38	$0.10	NM	$1.54	$0.10	NM

Assets Under Management (AUM) ($ in billions)
Ending AUM	$248	$228	8%
Average AUM	$246	$236	4%	$246	$233	6%

Note: Reconciliations of U.S. GAAP to Adjusted results are shown on pages 13-15. Endnotes are on page 5 of this release.

Media Contact:	Shannon Houston	+1 212 632 6880	shannon.houston@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

NET REVENUE
Financial Advisory
For the third quarter of 2024, Financial Advisory reported net revenue and adjusted net revenue1 of $371 million and $369 million, 39% and 41% higher than the third quarter of 2023, respectively.
For the first nine months of 2024, Financial Advisory reported net revenue and adjusted net revenue1 of $1,236 million and $1,223 million, 38% and 39% higher than the first nine months of 2023, respectively.

During and since the third quarter of 2024, Lazard has been engaged in significant and complex M&A transactions globally, including the following (clients are in italics): Kellanova’s $35.9 billion acquisition by Mars; TPG’s €6.7 billion acquisition of Techem with GIC; KPS Capital Partners’ €3.5 billion acquisition of Innomotics from Siemens AG; Vitesco Technologies’ €3.0 billion merger with Schaeffler; Carlyle’s $3.0 billion sale of Cogentrix to Quantum Capital; Air Products & Chemicals’ $1.8 billion sale of its LNG business to Honeywell International Inc.; Macquarie Asset Management’s announced agreement to invest up to $1.725 billion in DE Shaw Renewable Investments; Cupertino Electric’s $1.5 billion acquisition by Quanta Services; Siete Foods’ $1.2 billion acquisition by PepsiCo; Tellurian’s $1.2 billion acquisition by Woodside Energy; Calliditas Therapeutics’ sale to Asahi Kasei for $1.1 billion; Sofidel’s $1.1 billion agreement to acquire Clearwater Paper Corporation’s Tissue Business; Mallinckrodt’s $925 million sale of its Therakos business to CVC Capital Partners; Collegium Pharmaceutical’s $550 million acquisition of Ironshore Therapeutics; Seres Therapeutics’ $505 million sale of its VOWST business to Nestle Health Science; EIG and West Burton Energy’s £450 million sale of is operational CCGT and BESS to TotalEnergies; UCB’s $680 million sale of its neurology and allergy business in China to CBC and Mubadala Investment Company; AffiniPay’s investment from Genstar Capital; Cemex’s sales of its operations in the Dominican Republic and the Philippines; CVC Capital Partners’ investment in Hempel; GenServe’s acquisition by Aurora Capital Partners; Parker Hannifin’s sale of its North America Composites and Fuel Containment Division to SK Capital Partners and Terra-Gen’s sale of a 50% stake in the company previously held by Energy Capital Partners to Masdar.

Lazard’s preeminent restructuring and liability management practice has been engaged in a broad range of complex restructuring and debt advisory assignments, including company roles involving Belk, Consolis, Enviva, LivePerson and Zachry Group and creditor and/or related party roles involving Accuride, KLDiscovery, Rite Aid, SIRVA, SVB Financial Group and Wheel Pros.

Our capital advisory and solutions practices remain active and engaged in assignments, including Altamont Capital Partners’ successful continuation fund vehicle with Tacala; Astorg Partners’ €1.4 billion continuation fund to support Normec; GHK Capital Partners’ closing of its $870 million Fund II; Health Catalyst’s $225 million term loan provided by Silver Point Finance; Hidden Harbour Capital Partners’ closing of its $800 million Fund III; Kingswood Capital Management’s closing of its $1.5 billion Fund III; Kohlberg & Company’s closing of its $4.3 billion fund for Kohlberg Investors X; Ocado’s £1.0 billion capital raise; Phoenix Equity Partners’ £200 million continuation fund and Pure Fishing, a portfolio company of Sycamore Partners, on its $750 million term loan to refinance existing debt provided by Monarch Alternative Capital LP and Silver Point Finance. Our sovereign advisory practice continues to be active in advising governments and sovereign entities across developed and emerging markets.
For a list of publicly announced transactions please visit our website.

Asset Management
For the third quarter of 2024, Asset Management net revenue and adjusted net revenue1 were $294 million and $272 million, 3% and 4% higher than the third quarter of 2023, respectively.
Management fees and other revenue, on an adjusted basis1, were $269 million for the third quarter of 2024, 3% and 2% higher than the third quarter of 2023 and second quarter of 2024, respectively.
Incentive fees on an adjusted basis1, were $3 million for the third quarter of 2024, compared to $2 million for the third quarter of 2023.
Average assets under management (AUM) was $246 billion for the third quarter of 2024, 4% higher than the third quarter of 2023, and in line with the second quarter of 2024.
For the first nine months of 2024, Asset Management net revenue and adjusted net revenue1 were $875 million and $813 million, respectively, both 2% higher than the first nine months of 2023.
Management fees and other revenue, on an adjusted basis1, were $799 million for the first nine months of 2024, 2% higher than the first nine months of 2023.
Incentive fees on an adjusted basis1, were $13 million for the first nine months of 2024, compared to $14 million for the first nine months of 2023.
Average AUM for the first nine months of 2024 was $246 billion, 6% higher than the first nine months of 2023. AUM as of September 30, 2024, was $248 billion, 1% and 8% higher than June 30, 2024 and September 30, 2023, respectively. The sequential change from June 30, 2024 was driven by market appreciation of $9.4 billion, foreign exchange appreciation of $6.0 billion and net outflows of $12.4 billion.
Corporate
For the third quarter of 2024, Corporate net revenue and adjusted net revenue1 were $120 million and $6 million, respectively. For the first nine months of 2024, Corporate net revenue and adjusted net revenue1 were $124 million and $41 million, respectively. On a U.S. GAAP basis, revenue in both periods includes $114 million related to the sale of an office building no longer occupied by Lazard, which resulted in net income of $68 million, or $0.65 per share, diluted2, for the third quarter of 2024, and $0.67 per share, diluted2, for the first nine months of 2024.
OPERATING EXPENSES
Compensation and Benefits Expense
For the third quarter of 2024, compensation and benefits expense on a U.S. GAAP and adjusted basis1 were $465 million and $426 million, respectively, compared to $365 million and $364 million, respectively, for the third quarter of 2023. The adjusted compensation ratio3 for the third quarter of 2024 was 66.0%, compared to the third-quarter 2023 ratio of 68.4%.
For the first nine months of 2024, compensation and benefits expense on a U.S. GAAP and adjusted basis1 were $1,469 million and $1,371 million, respectively, compared to $1,387 million and $1,187 million, respectively, for the first nine months of 2023.

We focus on the adjusted compensation ratio to manage costs, balancing a view of current conditions in the market for talent alongside our objective to drive long-term shareholder value. Our goal remains to deliver an adjusted compensation ratio over the cycle in the mid- to high-50s percentage range, while targeting a consistent deferral policy.
Non-Compensation Expenses
For the third quarter of 2024, non-compensation expenses on a U.S. GAAP basis were $158 million, 4% lower than the third quarter of 2023. On an adjusted basis1, non-compensation expenses were $138 million, up less than 1% from the third quarter of 2023.
The adjusted non-compensation ratio4 was 21.4% for the third quarter of 2024, compared to 25.9% for the third quarter of 2023.
For the first nine months of 2024, non-compensation expenses on a U.S. GAAP and adjusted basis1 were $487 million and $421 million, respectively, 5% and 1% lower than the first nine months of 2023, respectively.
The adjusted non-compensation ratio4 was 20.3% for the first nine months of 2024, compared to 25.2% for the first nine months of 2023.
Our goal remains to deliver an adjusted non-compensation ratio between 16% to 20% over the cycle.
TAXES
The provisions for income taxes, on a U.S. GAAP and adjusted basis1 were $45 million and $19 million, respectively, for the third quarter of 2024. The effective tax rate on an adjusted basis1 was 32.5% for the third quarter of 2024, compared to 8.4% for the third quarter of 2023.
The provisions for income taxes, on a U.S. GAAP and adjusted basis1 were $71 million and $60 million, respectively, for the first nine months of 2024. The effective tax rate on an adjusted basis1 was 27.4% for the first nine months of 2024, compared to 3.9% for the first nine months of 2023.
CAPITAL MANAGEMENT AND BALANCE SHEET
In the third quarter of 2024, Lazard returned $51 million to shareholders, which included: $45 million in dividends; $3 million in share repurchases of our common stock; and $3 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
In the first nine months of 2024, Lazard returned $242 million to shareholders, which included: $134 million in dividends; $44 million in share repurchases of our common stock; and $64 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
During the first nine months of 2024, we repurchased 1.1 million shares at an average price of $39.10. Our total outstanding share repurchase authorization is approximately $356 million.
On October 30, 2024, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on November 15, 2024, to stockholders of record on November 8, 2024.
Lazard’s financial position remains strong. As of September 30, 2024, our cash and cash equivalents were $1,166 million.

ENDNOTES
Beginning in the first quarter of 2024, Lazard has updated the names of certain non-U.S. GAAP (“non-GAAP”) measures and metrics. The nomenclature change did not result in any change to the components of our non-GAAP measures and metrics compared to prior periods. Reconciliations of U.S. GAAP to Adjusted results are shown on pages 13-15.
1A non-GAAP measure. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is a meaningful and useful way to compare our operating results across periods.
2Such amounts are calculated using a numerator of U.S. GAAP net income arising from the sale of the office building of $68 million for the three and nine month periods ended September 30, 2024, and dividing by a denominator consisting of U.S. GAAP weighted average shares of 103,475,234 and 101,151,624 for the three and nine month periods ended September 30, 2024, respectively.
3A non-GAAP measure which represents adjusted compensation and benefits expense as a percentage of adjusted net revenue.
4A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenue.
CONFERENCE CALL
Lazard will host a conference call at 8:00 a.m. ET on October 31, 2024, to discuss the company’s financial results for the third quarter and first nine months of 2024. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing +1 800-445-7795 (toll-free, U.S. and Canada) or +1 785-424-1699 (outside of the U.S. and Canada), 15 minutes prior to the start of the call. Conference ID: LAZQ324.
A replay of the conference call will be available by 10:00 a.m. ET, October 31, 2024, via the Lazard Investor Relations website at www.lazard.com, or by dialing +1 800-839-8317 (toll-free, U.S. and Canada) or +1 402-220-6070 (outside of the U.S. and Canada).
ABOUT LAZARD
Founded in 1848, Lazard is one of the world’s preeminent financial advisory and asset management firms, with operations in North and South America, Europe, Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. For more information, please visit www.lazard.com.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the following:
•Adverse general economic conditions or adverse conditions in global or regional financial markets;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses;
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•Changes in relevant tax laws, regulations or treaties or an adverse interpretation of those items.

These risks and uncertainties are not exhaustive. Our SEC reports describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

As a result, there can be no assurance that the forward-looking statements included in this release will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard, Inc. is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.
***
LAZ-EPE

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2024	2024	2023	2024	2023

Total revenue	$807,414	$707,991	$543,170	14%	49%
Interest expense	(22,548)	(22,642)	(19,252)
Net revenue	784,866	685,349	523,918	15%	50%
Operating expenses:
Compensation and benefits	465,405	452,560	364,605	3%	28%

Occupancy and equipment	34,249	32,031	33,108
Marketing and business development	21,782	25,493	20,754
Technology and information services	44,628	46,406	46,897
Professional services	19,541	23,734	20,451
Fund administration and outsourced services	27,996	27,114	27,884
Amortization and other acquisition-related costs	53	68	96
Other	10,025	14,303	14,980
Non-compensation expenses	158,274	169,149	164,170	(6%)	(4%)
Operating expenses	623,679	621,709	528,775	–%	18%

Operating income (loss)	161,187	63,640	(4,857)	NM	NM

Provision (benefit) for income taxes	45,052	11,587	(11,631)	NM	NM
Net income	116,135	52,053	6,774	123%	NM
Net income (loss) attributable to noncontrolling interests	8,197	2,144	(365)
Net income attributable to Lazard, Inc.	$107,938	$49,909	$7,139	116%	NM

Attributable to Lazard, Inc. Common Stockholders:
Weighted average shares outstanding:
Basic	93,627,476	92,886,364	89,425,900	1%	5%
Diluted	103,475,234	100,627,867	94,309,224	3%	10%

Net income per share:
Basic	$1.13	$0.53	$0.07	113%	NM
Diluted	$1.02	$0.49	$0.06	108%	NM

Note: For the three month periods ended September 30, 2024, June 30, 2024 and September 30, 2023, Financial Advisory net revenue was $370,917, $411,308 and $266,048, respectively; Asset Management net revenue was $293,878, $285,487 and $284,855, respectively; Corporate net revenue (loss) was $120,071, ($11,446) and ($26,985), respectively.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Nine Months Ended
	September 30,	September 30,
($ in thousands, except per share data)	2024	2023	% Change

Total revenue	$2,300,886	$1,767,399	30%
Interest expense	(65,918)	(57,931)
Net revenue	2,234,968	1,709,468	31%
Operating expenses:
Compensation and benefits	1,468,789	1,386,803	6%

Occupancy and equipment	99,137	97,681
Marketing and business development	70,874	72,098
Technology and information services	135,951	142,307
Professional services	63,155	66,179
Fund administration and outsourced services	81,250	83,428
Amortization and other acquisition-related costs	189	239
Other	36,235	53,022
Non-compensation expenses	486,791	514,954	(5%)
Benefit pursuant to tax receivable agreement	–	(40,435)
Operating expenses	1,955,580	1,861,322	5%

Operating income (loss)	279,388	(151,854)	NM

Provision (benefit) for income taxes	70,976	(23,053)	NM
Net income (loss)	208,412	(128,801)	NM
Net income attributable to noncontrolling interests	14,810	10,245
Net income (loss) attributable to Lazard, Inc.	$193,602	($139,046)	NM

Attributable to Lazard, Inc. Common Stockholders:
Weighted average shares outstanding:
Basic	92,591,435	88,582,468	5%
Diluted	101,151,624	88,582,468	14%

Net income (loss) per share:
Basic	$2.04	($1.60)	NM
Diluted	$1.88	($1.60)	NM

Note: For the nine month periods ended September 30, 2024 and September 30, 2023, Financial Advisory net revenue was $1,235,732 and $896,099, respectively; Asset Management net revenue was $874,841 and $857,212, respectively; Corporate net revenue (loss) was $124,395 and ($43,843), respectively.

CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP - unaudited)

	As of
	September 30,	December 31,
($ in thousands)	2024	2023

ASSETS

Cash and cash equivalents	$1,165,718	$971,316
Deposits with banks and short-term investments	313,023	219,576
Restricted cash	34,998	34,091
Receivables	682,027	762,319
Investments	688,411	701,964
Property	158,440	232,516
Operating lease right-of-use assets	450,462	407,213
Goodwill and other intangible assets	394,575	394,928
Deferred tax assets	526,800	497,340
Other assets	405,550	414,518

Total Assets	$4,820,004	$4,635,781

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY

Liabilities

Deposits and other customer payables	$346,834	$443,262
Accrued compensation and benefits	633,712	781,375
Operating lease liabilities	521,521	485,191
Tax receivable agreement obligation	84,137	115,087
Senior debt	1,852,843	1,690,200
Other liabilities	616,502	550,804
Total liabilities	4,055,549	4,065,919

Commitments and contingencies

Redeemable noncontrolling interests	84,467	87,675

Stockholders' equity

Preferred stock, par value $.01 per share	–	–
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	284,091	247,204
Retained earnings	1,437,698	1,402,636
Accumulated other comprehensive loss, net of tax	(271,844)	(289,950)
Subtotal	1,451,073	1,361,018
Common stock held by subsidiaries, at cost	(826,800)	(937,259)
Total Lazard, Inc. stockholders' equity	624,273	423,759
Noncontrolling interests	55,715	58,428
Total stockholders' equity	679,988	482,187

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,820,004	$4,635,781

Note: “Property” includes $73 million of property held for sale at December 31, 2023 which was sold in July 2024.

SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Adjusted Basis - Non-GAAP - unaudited)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2024	2024	2023	2024	2023

Net Revenue:

Financial Advisory	$368,807	$407,936	$261,441	(10%)	41%
Asset Management	271,510	265,219	262,162	2%	4%
Corporate	5,597	11,487	8,014	(51%)	(30%)

Adjusted net revenue	$645,914	$684,642	$531,617	(6%)	21%

Expenses:

Adjusted compensation and benefits expense	$426,303	$451,864	$363,626	(6%)	17%
Adjusted compensation ratio (b)	66.0%	66.0%	68.4%

Adjusted non-compensation expenses	$138,239	$148,612	$137,450	(7%)	1%
Adjusted non-compensation ratio (c)	21.4%	21.7%	25.9%

Earnings:

Adjusted operating income	$81,372	$84,166	$30,541	(3%)	NM
Adjusted operating margin (d)	12.6%	12.3%	5.7%

Adjusted net income	$39,706	$52,869	$10,268	(25%)	NM

Adjusted diluted net income per share	$0.38	$0.52	$0.10	(27%)	NM

Adjusted diluted weighted average shares (e)	105,514,236	102,188,981	98,282,239	3%	7%

Adjusted effective tax rate (f)	32.5%	14.0%	8.4%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

See Notes to Financial Schedules

SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Adjusted Basis - Non-GAAP - unaudited)

	Nine Months Ended
	September 30,	September 30,
($ in thousands, except per share data)	2024	2023	% Change

Net Revenue:

Financial Advisory	$1,223,377	$879,469	39%
Asset Management	812,663	793,865	2%
Corporate	41,081	5,327	NM

Adjusted net revenue	$2,077,121	$1,678,661	24%

Expenses:

Adjusted compensation and benefits expense	$1,370,900	$1,186,813	16%
Adjusted compensation ratio (b)	66.0%	70.7%

Adjusted non-compensation expenses	$421,144	$423,385	(1%)
Adjusted non-compensation ratio (c)	20.3%	25.2%

Earnings:

Adjusted operating income	$285,077	$68,463	NM
Adjusted operating margin (d)	13.7%	4.1%

Adjusted net income	$159,181	$10,012	NM

Adjusted diluted net income per share	$1.54	$0.10	NM

Adjusted diluted weighted average shares (e)	103,078,479	96,882,516	6%

Adjusted effective tax rate (f)	27.4%	3.9%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

See Notes to Financial Schedules

ASSETS UNDER MANAGEMENT
(unaudited)

	As of			% Change From
	September 30,	June 30,	December 31,	June 30,	December 31,
($ in millions)	2024	2024	2023	2024	2023

Equity:
Emerging Markets	$29,449	$27,044	$25,288	8.9%	16.5%
Global	50,441	54,026	53,528	(6.6%)	(5.8%)
Local	54,380	52,738	52,208	3.1%	4.2%
Multi-Regional	57,262	56,618	59,114	1.1%	(3.1%)
Total Equity	191,532	190,426	190,138	0.6%	0.7%
Fixed Income:
Emerging Markets	8,372	9,250	9,525	(9.5%)	(12.1%)
Global	12,474	11,167	10,762	11.7%	15.9%
Local	5,931	5,729	6,080	3.5%	(2.5%)
Multi-Regional	21,156	19,965	21,740	6.0%	(2.7%)
Total Fixed Income	47,933	46,111	48,107	4.0%	(0.4%)
Alternative Investments	3,011	2,897	3,330	3.9%	(9.6%)
Private Wealth Alternative Investments	3,044	3,033	2,799	0.4%	8.8%
Private Equity	1,514	1,501	1,623	0.9%	(6.7%)
Cash Management	623	702	654	(11.3%)	(4.7%)
Total AUM	$247,657	$244,670	$246,651	1.2%	0.4%

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

AUM - Beginning of Period	$244,670	$250,432	$239,340	$246,651	$216,125

Net Flows	(12,379)	(6,599)	(1,994)	(25,608)	8
Market and foreign exchange
appreciation (depreciation)	15,366	837	(9,082)	26,614	12,131

AUM - End of Period	$247,657	$244,670	$228,264	$247,657	$228,264

Average AUM	$245,958	$245,302	$236,298	$246,070	$232,817

% Change in Average AUM		0.3%	4.1%		5.7%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS (a)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands)	2024	2024	2023	2024	2023

Net Revenue
Financial Advisory net revenue - U.S. GAAP Basis	$370,917	$411,308	$266,048	$1,235,732	$896,099
Adjustments:
Reimbursable deal costs, provision for credit losses and other (g)	(2,111)	(3,372)	(6,893)	(12,984)	(18,984)
Interest expense (h)	1	–	122	42	190
Losses associated with cost-saving initiatives (i)	–	–	2,164	587	2,164

Adjusted Financial Advisory net revenue	$368,807	$407,936	$261,441	$1,223,377	$879,469

Asset Management net revenue - U.S. GAAP Basis	$293,878	$285,487	$284,855	$874,841	$857,212
Adjustments:
Revenue related to noncontrolling interests (j)	(5,170)	(4,054)	(5,711)	(13,321)	(12,940)
Distribution fees and other (g)	(17,199)	(16,216)	(16,987)	(48,863)	(50,415)
Interest expense (h)	1	2	5	6	8

Adjusted Asset Management net revenue	$271,510	$265,219	$262,162	$812,663	$793,865

Corporate net revenue (loss) - U.S. GAAP Basis	$120,071	($11,446)	($26,985)	$124,395	($43,843)
Adjustments:
(Revenue) loss related to noncontrolling interests (j)	(5,943)	(866)	2,816	(9,815)	(7,015)
(Gains) losses related to Lazard Fund Interests ("LFI") and other similar arrangements (k)	(16,732)	1,201	10,598	(24,904)	(15,530)
Provision for credit losses (g)	–	–	–	–	(7,500)
Interest expense (h)	22,472	22,598	19,102	65,676	57,603
Asset impairment charges	–	–	–	–	19,129
Losses associated with cost-saving initiatives (i)	–	–	2,483	–	2,483
Gain on sale of property (l)	(114,271)	–	–	(114,271)	–

Adjusted Corporate net revenue	$5,597	$11,487	$8,014	$41,081	$5,327

Net revenue - U.S. GAAP Basis	$784,866	$685,349	$523,918	$2,234,968	$1,709,468
Adjustments:
Revenue related to noncontrolling interests (j)	(11,113)	(4,920)	(2,895)	(23,136)	(19,955)
(Gains) losses related to Lazard Fund Interests ("LFI") and other similar arrangements (k)	(16,732)	1,201	10,598	(24,904)	(15,530)
Distribution fees, reimbursable deal costs, provision for credit losses and other (g)	(19,310)	(19,588)	(23,880)	(61,847)	(76,899)
Interest expense (h)	22,474	22,600	19,229	65,724	57,801
Asset impairment charges	–	–	–	–	19,129
Losses associated with cost-saving initiatives (i)	–	–	4,647	587	4,647
Gain on sale of property (l)	(114,271)	–	–	(114,271)	–

Adjusted net revenue	$645,914	$684,642	$531,617	$2,077,121	$1,678,661

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS (a)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands, except per share data)	2024	2024	2023	2024	2023

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$465,405	$452,560	$364,605	$1,468,789	$1,386,803
Adjustments:
Compensation and benefits expense related to noncontrolling interests (j)	(2,249)	(1,897)	(2,636)	(6,254)	(7,497)
(Charges) credits pertaining to LFI and other similar arrangements (m)	(16,732)	1,201	10,598	(24,904)	(15,530)
Expenses associated with cost-saving initiatives	–	–	(8,941)	(46,610)	(166,289)
Expenses associated with sale of property (n)	(20,121)	–	–	(20,121)	–
Expenses associated with senior management transition (o)	–	–	–	–	(10,674)

Adjusted compensation and benefits expense	$426,303	$451,864	$363,626	$1,370,900	$1,186,813

Non-Compensation Expenses
Non-compensation expenses - U.S. GAAP Basis	$158,274	$169,149	$164,170	$486,791	$514,954
Adjustments:
Non-compensation expenses related to noncontrolling interests (j)	(672)	(881)	(625)	(2,079)	(2,215)
Distribution fees, reimbursable deal costs, provision for credit losses and other (g)	(19,310)	(19,588)	(23,880)	(61,847)	(76,899)
Amortization and other acquisition-related costs	(53)	(68)	(96)	(189)	(239)
Expenses associated with cost-saving initiatives	–	–	(2,119)	(1,532)	(12,216)

Adjusted non-compensation expenses	$138,239	$148,612	$137,450	$421,144	$423,385

Operating Income (Loss)
Operating income (loss) - U.S. GAAP Basis	$161,187	$63,640	($4,857)	$279,388	($151,854)
Adjustments:
Operating income (loss) related to noncontrolling interests (j)	(8,192)	(2,142)	366	(14,803)	(10,243)
Interest expense (h)	22,474	22,600	19,229	65,724	57,801
Amortization and other acquisition-related costs	53	68	96	189	239
Asset impairment charges	–	–	–	–	19,129
Losses associated with cost-saving initiatives (i)	–	–	4,647	587	4,647
Expenses associated with cost-saving initiatives	–	–	11,060	48,142	178,505
Gain on sale of property (l)	(114,271)	–	–	(114,271)	–
Expenses associated with sale of property (n)	20,121	–	–	20,121	–
Expenses associated with senior management transition (o)	–	–	–	–	10,674
Benefit pursuant to tax receivable agreement obligation ("TRA") (p)	–	–	–	–	(40,435)

Adjusted operating income	$81,372	$84,166	$30,541	$285,077	$68,463

Provision (Benefit) for Income Taxes
Provision (benefit) for income taxes - U.S. GAAP Basis	$45,052	$11,587	($11,631)	$70,976	($23,053)
Adjustment:
Tax effect of adjustments	(25,915)	(2,960)	12,578	(10,997)	23,462

Adjusted provision for income taxes	$19,137	$8,627	$947	$59,979	$409

Net Income (Loss) attributable to Lazard, Inc.
Net income (loss) attributable to Lazard, Inc. - U.S. GAAP Basis	$107,938	$49,909	$7,139	$193,602	($139,046)
Adjustments:
Asset impairment charges	–	–	–	–	19,129
Losses associated with cost-saving initiatives (i)	–	–	4,647	587	4,647
Expenses associated with cost-saving initiatives	–	–	11,060	48,142	178,505
Gain on sale of property (l)	(114,271)	–	–	(114,271)	–
Expenses associated with sale of property (n)	20,121	–	–	20,121	–
Expenses associated with senior management transition (o)	–	–	–	–	10,674
Benefit pursuant to tax receivable agreement obligation ("TRA") (p)	–	–	–	–	(40,435)
Noncontrolling interests effect of adjustments	3	–	–	3	–
Tax effect of adjustments	25,915	2,960	(12,578)	10,997	(23,462)

Adjusted net income	$39,706	$52,869	$10,268	$159,181	$10,012

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	103,475,234	100,627,867	94,309,224	101,151,624	88,582,468
Adjustment: participating securities including profits interest participation rights and other	2,039,002	1,561,114	3,973,015	1,926,855	8,300,048
Adjusted Diluted Weighted Average Shares Outstanding (e)	105,514,236	102,188,981	98,282,239	103,078,479	96,882,516

Diluted net income (loss) per share:
U.S. GAAP Basis	$1.02	$0.49	$0.06	$1.88	($1.60)
Diluted net income (loss) effect of adjustments	(0.64)	0.03	0.04	(0.34)	1.70
Adjusted Basis	$0.38	$0.52	$0.10	$1.54	$0.10
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF NON-COMPENSATION EXPENSES U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands)	2024	2024	2023	2024	2023

Non-compensation expenses - U.S. GAAP Basis:
Occupancy and equipment	$34,249	$32,031	$33,108	$99,137	$97,681
Marketing and business development	21,782	25,493	20,754	70,874	72,098
Technology and information services	44,628	46,406	46,897	135,951	142,307
Professional services	19,541	23,734	20,451	63,155	66,179
Fund administration and outsourced services	27,996	27,114	27,884	81,250	83,428
Amortization and other acquisition-related costs	53	68	96	189	239
Other	10,025	14,303	14,980	36,235	53,022
Non-compensation expenses - U.S. GAAP Basis	$158,274	$169,149	$164,170	$486,791	$514,954

Non-compensation expenses - Adjustments:
Occupancy and equipment (j)	($88)	($95)	($762)	($1,756)	($1,701)
Marketing and business development (g) (j)	(3,064)	(2,944)	(3,659)	(8,087)	(11,551)
Technology and information services (g) (j)	(66)	(49)	(612)	(150)	(8,121)
Professional services (g) (j)	(1,270)	(1,085)	(1,711)	(3,228)	(5,102)
Fund administration and outsourced services (g) (j)	(16,660)	(15,588)	(16,432)	(47,283)	(48,693)
Amortization and other acquisition-related costs	(53)	(68)	(96)	(189)	(239)
Other (g) (j)	1,166	(708)	(3,448)	(4,954)	(16,162)
Subtotal non-compensation expenses adjustments	($20,035)	($20,537)	($26,720)	($65,647)	($91,569)

Adjusted non-compensation expenses:
Occupancy and equipment	$34,161	$31,936	$32,346	$97,381	$95,980
Marketing and business development	18,718	22,549	17,095	62,787	60,547
Technology and information services	44,562	46,357	46,285	135,801	134,186
Professional services	18,271	22,649	18,740	59,927	61,077
Fund administration and outsourced services	11,336	11,526	11,452	33,967	34,735
Amortization and other acquisition-related costs	–	–	–	–	–
Other	11,191	13,595	11,532	31,281	36,860
Adjusted non-compensation expenses	$138,239	$148,612	$137,450	$421,144	$423,385

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD, Inc.
Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.
Beginning in the first quarter of 2024, Lazard has updated the names of certain non-GAAP measures and metrics. The nomenclature change did not result in any change to the components of our non-GAAP measures and metrics compared to prior periods.

(b)	A non-GAAP measure which represents adjusted compensation and benefits expense as a percentage of adjusted net revenue.

(c)	A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenue.

(d)	A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenue.

(e)	A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share. In addition, this measure includes the dilutive effect of the weighted average number of shares of common stock issuable from share-based compensation programs.

(f)	A non-GAAP measure which represents the adjusted provision for income taxes as a percentage of adjusted operating income less interest expense, amortization and other acquisition-related costs.
		Three Months Ended			Nine Months Ended
	($ in thousands)	September 30,	June 30,	September 30,	September 30,	September 30,
		2024	2024	2023	2024	2023
	Adjusted provision for income taxes	$19,137	$8,627	$947	$59,979	$409
	Adjusted operating income less interest expense, amortization and other acquisition-related costs	58,843	61,496	11,216	219,160	10,423
	Adjusted effective tax rate	32.5%	14.0%	8.4%	27.4%	3.9%

(g)	Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs, for which an equal amount is excluded from both adjusted net revenue and adjusted non-compensation expenses, respectively, and excludes provision for credit losses, which represents fees and other receivables that are deemed uncollectible.

(h)	Interest expense, excluding interest expense incurred by Lazard Frères Banque SA ("LFB"), is added back in determining adjusted net revenue because such expense relates to corporate financing activities and is not considered to be a cost directly related to the revenue of our business.

(i)	Represents losses associated with the closing of certain offices as part of the cost-saving initiatives, including the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss and transactions related to foreign currency exchange.

(j)	(Revenue) loss and expenses related to the consolidation of noncontrolling interests are excluded because the Company has no economic interest in such amounts.

(k)	Represents changes in the fair value of investments held in connection with LFI and other similar deferred compensation arrangements, for which a corresponding equal amount is excluded from compensation and benefits expense.

(l)	Represents gain on sale of an owned office building.

(m)	Represents changes in the fair value of the compensation liability recorded in connection with LFI and other similar deferred incentive compensation awards, for which a corresponding equal amount is excluded from adjusted net revenue.

(n)	Represents statutory profit sharing expenses associated with sale of an owned office building.

(o)	Represents expenses associated with senior management transition reflecting the departure of certain executive officers.

(p)	Pursuant to the periodic revaluation of the TRA liability and the assumptions reflected in the estimate, the revaluation had the effect of reducing the estimated liability under the TRA.

NM	Not meaningful